EXHIBIT 21.1

SUBSIDIARIES OF METALDYNE PERFORMANCE GROUP INC.

ASP Grede AcquisitionCo LLC
ASP Grede Intermediate Holdings LLC
ASP HHI Acquisition Co., Inc.
ASP HHI Holdings, Inc.
ASP HHI Intermediate Holdings II, Inc.
ASP HHI Intermediate Holdings, Inc.
ASP MD Holdings, Inc.
ASP MD Intermediate Holdings II, Inc.
ASP MD Intermediate Holdings, Inc.
Bearing Holdings, LLC
Brillion Iron Works, Inc.
Citation Camden Casting Center LLC
Citation Lost Foam Patterns, LLC
Cloyes Acquisition Company
Cloyes Dynagear Mexicana S. de R.L. de C.V. (Joint Venture 80%)
Cloyes Gear and Products, Inc.
Cloyes Gear Holdings, LLC
Forging Holdings, LLC Gear Design and Manufacturing, LLC
Gearing Holdings, LLC
Grede Holdings LLC
Grede II LLC
Grede LLC
Grede Machining LLC
Grede Omaha LLC
Grede Radford LLC
Grede Wisconsin Subsidiaries LLC
GSC RIII – Grede LLC f/k/a GSC RIII – Grede Corp.
H+B Hyprotec – Technologie Verwaltungs GmbH
HDM Products, Inc.
Hephaestus Holdings, LLC
HHI Forging, LLC
HHI Formtech Holdings, LLC
HHI Formtech, LLC
HHI Funding II, LLC
HHI Holdings, LLC
Holzer Limited
Huzhou Mapleland Precision Forge Co., Ltd (China) JV (25%)
Impact Forge Group, LLC
Impact Forge Holdings, LLC
Jernberg Holdings, LLC
Jernberg Industries, LLC
Kyklos Bearing International, LLC
Kyklos Holdings, LLC
MD Investors Corporation
Metaldyne (Suzhou) Automotive Components Co., Ltd.
Metaldyne BSM, LLC
Metaldyne Componentes Automotivos do Brasil Ltda.
Metaldyne Drivetrain Mexico S. de R.L. de C.V.
Metaldyne Engine Holdings S.L.
Metaldyne Europe. S.á r.l.
Metaldyne Forged Products S. de R.L. de C.V.
Metaldyne GmbH
Metaldyne Grundstrücks GbR
Metaldyne Hong Kong Limited

Metaldyne Industries Limited (Joint Venture - 51%)
Metaldyne International (UK) Ltd.
Metaldyne International Deutschland GmbH
Metaldyne International France SAS
Metaldyne International Spain, S.L.
Metaldyne Japan Corporation
Metaldyne Korea Limited
Metaldyne, LLC
Metaldyne M&A Bluffton, LLC
Metaldyne Mauritius Limited
Metaldyne Netherlands Sintered Holdings B.V.
Metaldyne Nürnberg GmbH
Metaldyne Oslavany spol. s.r.o.
Metaldyne Powertrain Components, Inc.
Metaldyne Powertrain Mexico, S. de R.L. de C.V.
Metaldyne Sintered Components España, S.L.
Metaldyne Sintered Components Mexico, S. de R.L. de C.V.
Metaldyne Sintered Components Services, S. de R.L. de C.V.
Metaldyne Sintered Ridgway, LLC
Metaldyne SinterForged Products, LLC
Metaldyne Tubular Components, LLC
Metaldyne Zell Verwaltungs GmbH
MetaldyneLux Holding S.á r.l.
MetaldyneLux S.á r.l.
MPG Holdco 1 Inc.
MPG Mexico, S. de R.L. de C.V. (fka Metaldyne Sintered Components Holdings, S. de R.L. de C.V.)
Novocast, S. de R.L. de C.V.
Novogredetek Holdings, S. de R.L. de C.V.
Punchcraft Machining and Tooling, LLC
Shop IV Subsidiary Investment (Grede), LLC f/k/a Shop IV Subsidiary Investment (Grede), Inc.
Skokie Castings LLC
The Mesh Company, LLC.
Transformaciones Especializadas NC, S.A. de C.V. (f/k/a Novocast Industrias, S.A. de C.V.)